Exhibit 99.1

MANNATECH, INC. REPORTS FIRST QUARTER 2007 EPS INCREASE OF 18.2%, NET SALES UP 5.9%

Coppell, TX May 4, 2007 - Mannatech, Inc. (NASDAQ – MTEX) today reported record first quarter earnings of $0.26 cents per diluted share for the three months ended March 31, 2007, up 18.2% from the first quarter, 2006, earnings per diluted share of $0.22. Net income for the first quarter, 2007, reached $6.9 million, an increase of 16.6% compared to $5.9 million in the first quarter of 2006. Pretax profit was $10.4 million, an increase of 12.0% compared to $9.3 million in the same period last year.

First quarter net sales for 2007 were $104.8 million, an increase of 5.9% compared to $99.0 million in the first quarter of 2006. Sales growth for the quarter was slightly impacted by the transition to the new ERP system at the end of March.

Total independent Associate and Member count based on a 12 month trailing period increased to 553,000 for the first quarter 2007 as compared to 510,000 for the first quarter of 2006. The 8.4% growth resulted from higher retention of continuing independent Associates and Members which were up 73,000, a 25.9% increase compared to the same period last year. This increase was partially offset by a 13.2% decline in new independent Associates and Members on a 12 month trailing basis.

Sam Caster, Chairman of the Board and CEO said, “We are highly encouraged with our progress at the start of the year. The sales momentum that began in late 2006 continued in the first quarter and we were able to deliver solid sales and earnings while transitioning to our new ERP system.”

Mr. Caster continued, “A number of important initiatives continued to energize our independent Associates in the first quarter of 2007, among them: the launch of our Optimal Skin Care System in the U.S. and Canada; increasing Associate awareness of the benefits of Phytomatrix’s all natural vitamin formula; the kick off of our annual travel incentive in January; and record attendance at MannaFest, our annual international corporate-sponsored convention for our independent Associates.”

Net sales by location for the three months ended March 31, in millions, are as follows:

	March 31, 2007		March 31, 2006
United States	$68.5	65.4%	$67.1	67.8%
Canada	6.7	6.4%	7.3	7.4%
Australia	7.3	7.0%	7.9	8.0%
United Kingdom	1.7	1.6%	2.0	2.0%
Japan	9.7	9.3%	9.2	9.3%
New Zealand	1.9	1.8%	2.5	2.5%
Republic of Korea	6.3	6.0%	1.6	1.6%
Taiwan	1.1	1.0%	0.8	0.8%
Denmark	0.5	0.5%	0.6	0.6%
Germany*	1.1	1.0%	—	—%

Total	$104.8	100%	$99.0	100%

*	United Kingdom began selling products in Germany in March 2006.

The number of independent associates and members who purchased our products and packs within the last 12 months is as follows:

	For the twelve months ended March 31,
Current Independent Associates and Members	2007		2006
New	198,000	35.8%	228,000	45.0%
Continuing	355,000	64.2%	282,000	55.0%

Total	553,000	100.0%	510,000	100.0%

Conference Call

Mannatech will hold a quarterly conference call and webcast to discuss this announcement with investors on Monday, May 7, 2007 at 9:00 a.m. Central Daylight Time, 10:00 a.m. Eastern Daylight Time. Investors may listen to the call by accessing Mannatech’s website at www.mannatech.com.

About Mannatech

Mannatech, Incorporated is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent Associates and Members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, and Germany.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “highly encouraged” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell, Vice President

Investor Relations

972-471-6512

ir@mannatech.com

Corporate website: www.mannatech.com

(Complete quarterly report filed on its Form 10-Q, which is expected to be filed with the United States Securities & Exchange Commission and published on its corporate website www.mannatech.com on or about May 10, 2007.

Unaudited Consolidated Financial Statements to follow)

Exhibit 99.1

MANNATECH, INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2006	March 31, 2007
		(unaudited)
ASSETS
Cash and cash equivalents	$45,701	$39,718
Short-term investments	—	—
Restricted cash	2,251	2,267
Accounts receivable, net of allowance of $0.2 million in 2006 and 2007	999	119
Income tax receivable	2,155	1,759
Inventories, net	23,923	25,057
Prepaid expenses and other current assets	4,323	5,654
Deferred tax assets	1,478	951

Total current assets	80,830	75,525
Long-term investments	25,375	25,375
Property and equipment, net	16,523	16,839
Construction in progress	24,725	29,469
Long-term restricted cash	3,132	3,771
Other assets	1,372	1,511
Long-term deferred tax assets	278	304

Total assets	$152,235	$152,794

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital lease	$92	$94
Accounts payable	3,339	7,956
Accrued expenses	26,841	17,306
Commissions and incentives payable	15,511	18,298
Taxes payable	3,556	2,435
Deferred revenue	2,697	275

Total current liabilities	52,036	46,364
Capital lease, excluding current portion	349	314
Long-term royalties due to an affiliate	2,879	2,768
Long-term deferred tax liabilities	7,444	7,986
Other long-term liabilities	730	2,413

Total liabilities	63,438	59,845

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 27,507,048 shares issued and 26,840,899 shares outstanding in 2006 and 27,628,581 shares issued and 26,421,487 shares outstanding in 2007	3	3
Additional paid-in capital	38,941	39,292
Retained earnings	66,393	70,059
Accumulated other comprehensive loss	(1,749)	(1,614)

	103,588	107,740

Less treasury stock, at cost, 1,207,094 shares in 2006 and 2007	(14,791)	(14,791)

Total shareholders’ equity	88,797	92,949

Total liabilities and shareholders’ equity	$152,235	$152,794

MANNATECH, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)

(in thousands, except per share information)

	Three months ended March 31,
	2006	2007
Net sales	$98,971	$104,799
Cost of sales	14,561	14,693
Commissions and incentives	45,374	46,953

	59,935	61,646

Gross profit	39,036	43,153

Operating expenses:
Selling and administrative expenses	17,777	19,719
Depreciation and amortization	998	1,465
Other operating costs	11,006	12,148

Total operating expenses	29,781	33,332

Income from operations	9,255	9,821
Interest income	572	647
Other expense, net	(514)	(36)

Income before income taxes	9,313	10,432
Provision for income taxes	(3,405)	(3,543)

Net income	$5,908	$6,889

Earnings per share:
Basic	$0.22	$0.26

Diluted	$0.22	$0.26

Weighted-average common shares outstanding:
Basic	26,764	26,418

Diluted	27,392	26,979